EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the Class A common stock of Hinge Health, Inc. is filed on behalf of each of us.

Dated:  August 14, 2025

11.2 Capital I, L.P.

By:

11.2 Capital I Partners, LLC

Its:

General Partner

By:

/s/ Shelley Zhuang

Name: Shelley Zhuang

Title: Managing Member

11.2 Capital I Partners, LLC

By:

/s/ Shelley Zhuang

Name: Shelley Zhuang

Title: Managing Member

11.2 Capital HH, LLC

By:

11.2 Capital Ivy Partners, LLC

Its:

General Partner

By:

/s/ Shelley Zhuang

Name: Shelley Zhuang

Title: Managing Member

11.2 Capital IVY, LLC

By:

11.2 Capital Ivy Partners, LLC

Its:

General Partner

By:

/s/ Shelley Zhuang

Name: Shelley Zhuang

Title: Managing Member

11.2 Capital Ivy Partners, LLC

By:

/s/ Shelley Zhuang

Name: Shelley Zhuang

Title: Managing Member

Qian Zhuang

/s/ Shelley Zhuang